Exhibit 10.5




$10,000,000                                                       March 31, 1999


         FOR VALUE RECEIVED, ACS FUNDING TRUST I, a Delaware business trust (the "Borrower"), promises to pay to FIRST UNION NATIONAL BANK the principal sum of TEN MILLION DOLLARS ($10,000,000) or, if less, the unpaid principal amount of the aggregate loans ("Advances") made by the Lenders (as defined below) to the Borrower pursuant to the Loan Funding and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in Section
2.6 of the Loan Funding and Servicing Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding at the Interest Rate related to such Advance as provided in the Loan Funding and Servicing Agreement on each Payment Date and each other dates specified in the Loan Funding and Servicing Agreement.

         This Note is issued pursuant to the Loan Funding and Servicing Agreement, dated as of March 31, 1999 (the "Loan Funding and Servicing Agreement"), by and among the Borrower, American Capital Strategies, Ltd., as servicer, Variable Funding Capital Corporation, as a lender, the Investors named therein, Norwest Bank Minnesota, National Association, as backup servicer and as collateral custodian, First Union Capital Markets Corp., as deal agent, and First Union National Bank, as liquidity agent. Capitalized terms used but not defined in this Note are used with the meanings ascribed to them in the Loan Funding and Servicing Agreement.

         Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Loan Funding and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lenders under this Note exceed the amount which the Lenders could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

         Payments of the principal of, and interest on, Advances represented by this Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in Article 2 of the Loan Funding and Servicing Agreement, or in such manner or at such other address as the holder of



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this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

         If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

         If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 1.0%, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

         Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Loan Funding and Servicing Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and as set forth in the Loan Funding and Servicing Agreement, certain costs and expenses of the Lenders) at the time and in the manner set forth in, but subject to the provisions of, the Loan Funding and Servicing Agreement.

         Except as provided in the Loan Funding and Servicing Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

         All amounts evidenced by this Note, the Lender or Lenders making such Advance and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by First Union National Bank on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such First Union National Bank in its internal records; provided, however, that the failure of First Union National Bank to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Loan Funding and Servicing Agreement.

         The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by such Lender and represented by this Note and the indebtedness evidenced by this Note.

         This Note is secured by the security interests granted pursuant to
Section 2.9 of the Loan Funding and Servicing Agreement. The holder of this Note, as agent for the Lenders, is entitled to the benefits of the Loan Funding and Servicing Agreement and may enforce the agreements of the Borrower contained in the Loan Funding and Servicing Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Loan Funding and Servicing Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Loan Funding and Servicing Agreement. If a Termination Event shall occur and be continuing, the unpaid balance of the principal of all Advances, together with accrued interest thereon, shall


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be declared, and become due and payable in the manner and with the effect provided in the Loan Funding and Servicing Agreement.

         This Note is the Note referred to in the Loan Funding and Servicing Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]






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         IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

                                    ACS FUNDING TRUST I



                                    By:_________________________________
                                    Name:
                                    Title:




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                                Schedule to Note
                                ----------------


 Name                         Date of                     Principal                    Principal                   Outstanding
  of                         Advance or                   Amount of                    Amount of                    Principal
Lender                       Repayment                     Advance                     Repayment                     Amount
------                       ---------                     -------                     ---------                     ------






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